UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

URANIUM 308 CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52476

Nevada	33-1173228
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (866) 892-5232

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 28, 2007, the Company dismissed Manning Elliott LLP, Chartered Accountants (“Manning Elliott”) as the principal independent accountants of the Company. The Board of Directors of the Company authorized the dismissal of Manning Elliott on August 28, 2007.

During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of Manning Elliott, there were no disagreements with Manning Elliott which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott would have caused Manning Elliott to make reference to the subject matter of the disagreements in connection with their reports. Manning Elliott, as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The audit opinions were modified to contain a going concern qualification during the Company’s two most recent fiscal years. The Company has requested Manning Elliott to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated August 28, 2007, is filed as Exhibit 16.1 to this Form 8-K.

On August 28, 2007, the Board of Directors of the Company approved and authorized the engagement of Davis Accounting Group, P.C., of 1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720 as the principal independent accountant for the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.  Description of Exhibit

16.1   Letter on Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM 308 CORP.

	By:	/s/ Dennis Tan
	Name:	Dennis Tan
	Title:	President and Director

Date: August 28, 2007

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